Exhibit 4 (4)

AMERICAN BILTRITE INC.
K&M ASSOCIATES L.P.

AMENDED & RESTATED CREDIT AGREEMENT

Amendment No. 3

This Agreement, dated as of December 14, 2007 (the "Agreement"), is among American Biltrite Inc., a Delaware corporation (the "Company"), K&M Associates L.P., a Rhode Island limited partnership ("K&M"; the Company and K&M being collectively but jointly and severally, the "Domestic Borrower"), American Biltrite (Canada) Ltd., a corporation governed by the Canada Business Corporations Act (the "Canadian Borrower"), the Canadian Lenders and  Domestic Lenders from time to time party hereto, Bank of America, National Association, successor by merger to Fleet National Bank, both in its capacity as a Domestic Lender and in its capacity as domestic administrative agent for the Lenders, and Bank of America, National Association, acting through its Canada branch, both in its capacity as a Canadian Lender and in its capacity as Canadian administrative agent for the Lenders.

1.           Credit Agreement; Definitions.  Reference is made to the Amended and Restated Credit Agreement dated as of September 26, 2006 (as amended and in effect prior to giving effect to this Agreement, the "Credit Agreement") among the Company, K&M, the Canadian Borrower to Canadian Lenders and the Domestic Lenders from time to time party thereto, Bank of America, as Domestic Agent, and Bank of America Canada, as Canadian Agent.  This Agreement amends the Credit Agreement.  Terms defined in the Credit Agreement as amended hereby and not otherwise defined herein are used with the meaning so defined.

2.           Amendment of Credit Agreement.  Effective upon the date hereof Section 2.4.1 of the Credit Agreement is hereby amended by deleting therefrom the limit of "$1,000,000" and replacing it with "$1,500,000".

3.           Representations and Warranties.  In order to induce the Lenders to enter into this Agreement, each of the Borrowers jointly and severally represents and warrants that, immediately after giving effect to this Agreement, no Default exists.

4.           General.  The Credit Agreement and all of the Credit Documents are each confirmed as being in full force and effect.  This Agreement, the Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral.  Each of this Agreement and the Credit Agreement is a Credit Document and may be executed in any number of counterparts (including by way of facsimile transmission), which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation.  This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

AMERICAN BILTRITE INC.

By  /s/ Howard N. Feist III
Name: Howard N. Feist III
Title: Vice President - Finance

K&M ASSOCIATES L.P.

By:  AIMPAR, INC., its General Partner

By  /s/ Howard N. Feist III
Name: Howard N. Feist III
Title: Vice President

AMERICAN BILTRITE (CANADA) LTD.

By  /s/ Richard G. Marcus
Name: Richard G. Marcus
Title: President

Domestic Lender:
BANK OF AMERICA, NATIONAL ASSOCIATION

By  /s/ Jean S. Manthorne
Name: Jean S. Manthorne
Title: Senior Vice President

Bank of America, N.A.
Massachusetts Middle Market Division
100 Federal Street
Boston, Massachusetts 02110
Facsimile: (617) 434-8102

Signature Page to Amendment No. 2 to Credit Agreement

Canadian Lender:
BANK OF AMERICA, NATIONAL ASSOCIATION,
ACTING THROUGH ITS CANADA BRANCH0

By  /s/ Nelson Lam
Name: Nelson Lam
Title: Vice President

Bank of America, N.A., acting through its Canada branch
200 Front Street, Suite 2700
Toronto, Ontario
M5V 3L2 Canada

Signature Page to Amendment No. 2 to Credit Agreement